                     DAIMLER-BENZ AUTO GRANTOR TRUST 1997-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                            TRUSTEE: CITIBANK, N.A.



COLLECTION PERIOD: JUNE 1998
DISTRIBUTION DATE: 7/20/98


STATEMENT FOR CLASS A AND CLASS B CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE POOLING AND SERVICING AGREEMENT                                                       Per $1,000 of  Original
                                                                                                             Class A/Class B
                                                                                                           Certificate Amount
                                                                                                         -----------------------

   (i) Principal Distribution
          Class A Amount                                                         $  22,444,928.83        $      34.161744
          Class B Amount                                                         $   1,057,614.48        $      34.161744

  (ii) Interest Distribution
          Class A Amount                                                         $   2,378,324.18        $       3.619869
          Class B Amount                                                         $     112,067.64        $       3.619869

 (iii) Monthly Servicing Fee                                                     $     411,635.01        $       0.598325
          Monthly Supplemental Servicing Fee                                     $           0.00        $       0.000000
          Class A Percentage of the Servicing Fee                                $     393,111.43        $       0.598325
          Class A Percentage of the Supplemental Servicing Fee                   $           0.00        $       0.000000
          Class B Percentage of the Servicing Fee                                $      18,523.58        $       0.598325
          Class B Percentage of the Supplemental Servicing Fee                   $           0.00

  (iv) Class A Principal Balance (end of Collection Period)                      $ 449,288,793.74
       Class A Pool Factor (end of Collection Period)                                   68.382880%
       Class B Principal Balance (end of Collection Period)                      $  21,170,676.81
       Class B Pool Factor (end of Collection Period)                                   68.382880%

   (v) Pool Balance (end of Collection Period)                                   $ 470,459,470.55


  (vi) Class A Interest Carryover Shortfall                                      $           0.00
       Class A Principal Carryover Shortfall                                     $           0.00
       Class B Interest Carryover Shortfall                                      $           0.00
       Class B Principal Carryover Shortfall                                     $           0.00

 (vii) Amount Otherwise Distributable to the Seller that is Distributed to
       Either the Class A or Class B Certificateholders                          $           0.00        $       0.000000


(viii) Balance of the Reserve Fund Property (end of Collection Period)
          Class A Amount                                                         $   6,879,784.34
          Class B Amount                                                         $           0.00

  (ix) Aggregate Purchase Amount of Receivables repurchased by the
       Seller or the Servicer                                                    $           0.00
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